GENERAL DISTRIBUTION AND ASSIGNMENT

Made the 31st day of October 2001 from Seven Fields Development Company, a Pennsylvania business trust (the "Distributing Company"), to the Seven Fields Development Company
Liquidating Trust, Lyman Hoffman Kyle, Trustee (the "Liquidating Trust") acting on behalf those holders of subordinated debt interests and equity interests of the 10: Distributing Company
11: listed on Exhibit "A" hereto in proportion to their holdings listed thereon (the "Distributees").

	W I T N E S S E T H:
WHEREAS, the Liquidating Company, pursuant to a Final Plan of Complete
      Liquidation and
Dissolution adopted, ratified, finalized and approved on October 29, 2001
      ("Plan of  Liquidation")
is distributing all of its remaining assets and assigning all of its remaining rights to the Liquidating Trust on behalf of the Distributees; and

WHEREAS, it is the desire of Distributing Company that the Distributing Company shall execute and deliver this instrument for the purpose of conveying and transferring to the
Liquidating Trust and vesting therein, all the real and personal property, interests in real and personal property, fixtures, goodwill, intangibles, machinery and equipment of
Distributing Company of whatsoever kind and description in order that there may not remain in the Distributing Company any vestige of estate, right, title or interest of any character whatsoever in or to any of the same.

NOW, THEREFORE, KNOW ALL MEN BY THESE PRESENTS THAT:

1. Conveyance, Transfer and Assignment. In fulfillment of the terms of the Plan of
Liquidation,
the Distributing Company by these presents does hereby, convey, transfer, assign and
deliver to the Liquidating Trust on behalf of the Distributees its/their successors and assigns, forever, all estate, right, title, interest, claim or demand of the Distributing
Company, to and under all the property and assets, tangible and intangible, of every kind,
nature and description, and wherever situated, owned, possessed or held by Distributing
Company on the date hereof, including but not limited to the Distributing Company's books, records and files pertaining to Distributing Company's assets together with all other data in
Distributing Company's possession or subject to its control relating to its property, assets, liabilities, business and operations, to be and become the absolute property of the
Liquidating
Trust on behalf of the Distributees, and to have and to hold the same  forever.

2. Subsequent Delivery; Further Assurances. The Distributing Company covenants and agrees that, at any time and from time to time after the date hereof, upon request of the Liquidating
Trust on behalf of the Distributees, it  will duly execute, acknowledge and deliver all such further
assignments, conveyances and other instruments of transfer and other assurances and documents and will take such other action consistent with the terms of the Plan of Liquidation as reasonably may be requested by the Liquidating Trustee on behalf of the Distributees for the purpose of better assigning, transferring and conveying to the Liquidating Trustee on behalf of the Distributees or reducing to its possession any or all of the assets to
be distributed
pursuant to the Plan of Liquidation. The Distributing Company further agrees, at the request of the Liquidating Trustee on behalf of the Distributees, and at its or their expense, to or otherwise enforce in its own name for the benefit of the Distributees any and all claims or rights which, or the benefits of which are intended to be distributed to Distributees pursuant to the Plan of Liquidation and which are required to be prosecuted or otherwise enforced in Distributing Company's name.

3.  Power of Attorney.   The Distributing Company covenants and agrees that it
hereby constitutes
and appoints the Liquidating Trustee, or its successors and assigns, the true and lawful attorney of the Distributing Company with full power of substitution, in the name of the Distributing Company or in the name of Distributees, but for the benefit and at the expense of Distributees (i) to collect for the account of Distributees all receivables of any character and any other items to be assigned and transferred to the Distributees as provided in the Plan of Liquidation; (ii) to institute and
prosecute all proceedings which the Liquidating Trustee on behalf of the Distributees may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to
the assets, properties and business of the Distributing Company, and to do all such acts and things in relation thereto as the Liquidating Trustee on behalf of the Distributees may deem
advisable; (iii) to take all action which the Liquidating Trustee, on behalf of the Distributees, may deem proper in order to provide for the distribution of any property or asset where any required consent of another party to the assignment thereof to the Liquidating
 Trustee on
behalf of the Distributees pursuant to the Plan of Liquidation shall not have been obtained;
and (iv) to make application for and to prosecute and collect claims for any tax refunds which may be or become due to the Distributing Company.
The foregoing powers are coupled with
an interest and shall be irrevocable by the Distributing Company.
The Liquidating Trust shall
be entitled to retain for the account of the Distributees any amounts collected pursuant to the foregoing powers, including any amounts payable as interest in respect thereof.

This General Distribution and Assignment shall not imply that the Liquidating Trust or the Distributees shall have assumed any obligation of the Distributing Company except for (1) executory obligations under those contracts whose continuation is necessary to the final winding up and liquidation of the Distributing Company and (2) obligations that such Distributees shall be subject to by law as a result of receiving distributions hereunder
4. Effective Time.  This General Distribution and
Assignment shall be effective at 11:55 P.M.
on October 31, 2001.

IN WITNESS WHEREOF, the Distributing Company has caused this General Distribution and Assignment to be executed and delivered the day and year first above written.

ATTEST:		Seven Fields Development Company

_____________________________  	By___________________________
     Secretary		President

(Corporate Seal)


COMMONWEALTH OF PENNSYLVANIA	)
					)  ss:
COUNTY OF ALLEGHENY			)

40:    On this _____ day of _______________, 2001, before me, a notary  public in and for said county and state, personally appeared the within named _______________ and ________________ to me known, who being first duly sworn did say that they are the President and the Secretary, respectively, of Seven Fields Development Company a Pennsylvania business trust the foregoing instrument was signed and sealed on behalf of said company by authority of its
Board of Directors; and said officers acknowledged the execution of said instrument to be
the free act and deed of said company.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal, the date first hereinabove written.



______________________________
Notary Public

(Seal)